UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 29, 2023

(Date of earliest event reported)

ELYS GAME TECHNOLOGY, CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39170	33-0823179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of principal executive offices)

1-561-838-3325

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ELYS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2023 (the “Closing Date”), Elys Game Technology, Corp. (“Elys” or the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) to acquire 100% of Engage IT Services, S.r.l., a company organized under the laws of Italy (“Engage”), from its founding shareholders (the “Sellers”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will acquire all of the shares of Engage and Engage will become a wholly owned subsidiary of Elys (the “Proposed Transaction”).

Founded in 2016 by the Company’s current Head of Global Technology, Luca Pasquini, along with Alessandro Alpi and Michael Denney, Engage employs 27 specialist technicians, developers and software engineers that specialize in the design, implementation and management of SQL databases, agile project management, and solutions based on the Microsoft cloud platform (Azure) and in the development of .NET applications. Since 2016, Engage has also provided contract services to the Company, playing a key role in the development of the Company’s Elys Gameboard sportsbook technology and Player Account Management Platform (PAM).

Pursuant to the terms of the Purchase Agreement, on the Closing Date, the Company paid the “Dollar Equivalent” of €1,080,000 for all of the shares of Engage on a debt free basis, which amount may be increased or decreased based on the working capital surplus or deficit, and any indebtedness due to or from Engage by or from any one or more of the Sellers to be determined 10 days prior to June 30, 2023. The Company satisfied the payment by the issuance 3,018,462 shares of common stock (the “Exchange Shares”) equal to the “Dollar Equivalent” of the Purchase Price, calculated at the exchange rate at the time of closing, at a price equal to the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of the Company’s common stock for the twenty consecutive trading days beginning on the twenty-third trading day immediately preceding the Closing Date and concluding at the close of trading on the third trading day immediately preceding the Closing Date or US $0.39 per share, which may be adjusted for any stock split, reverse stock split, stock dividend, recapitalization, combination, exchange or similar event; or any subsequent equity sale or rights offering of Elys, and is subject to shareholder approval if required. Additionally, the Company may repurchase the Exchange Shares in cash in whole or in part at any time on or prior to June 30, 2023.

The Purchase Agreement contains customary representations, warranties and covenants of Elys and the Sellers. Subject to certain customary limitations, the Sellers have agreed to indemnify Elys and its officers and directors against certain losses related to, among other things, breaches of the Sellers’ representations and warranties, certain specified liabilities and the failure to perform covenants or obligations under the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement that is filed herewith as Exhibit 10.1.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Elys, Engage or either of their businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Exchange Shares will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) thereof. The Sellers receiving the shares of the Company’s common stock represented that they each were an “accredited investor,” as defined in Regulation D, and were acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Exchange Shares will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 8.01. Other Events.

On February 1, 2023, the Company issued the press release attached hereto as Exhibit 99.1 announcing entering into the Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed with the Securities and Exchange Commission if deemed to be required within the requisite filing period.

Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed if deemed to be required within the requisite filing period.

(d)       Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Exhibit Description
10.1	Share Purchase Agreement, dated January 29, 2023, by and Elys Game Technology, Corp., Engage IT Services, S.r.l.
99.1	Press Release, dated February 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2023	ELYS GAME TECHNOLOGY, CORP.

	By:	/s/ Michele Ciavarella
	Name:	Michele Ciavarella
	Title:	Executive Chairman